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                                                                   EXHIBIT 10.12

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Security Agreement") is made and entered into as of January 14, 2000 (the "Effective Date") by and between MSI Holdings, Inc., a Utah corporation ("Debtor"), and TSG Financial Limited Partnership (the "Secured Party").

     1. Creation of Security Interest. Debtor hereby grants to the Secured Party a security interest in the Collateral described in Section 2 of this Security Agreement to secure performance and payment of all obligations and indebtedness of Debtor to the Secured Party, including, but not limited to, the obligations and indebtedness of Debtor to the Secured Party described in Section 3 of this Security Agreement (collectively, the "Indebtedness"). Upon payment or satisfaction of the Indebtedness, this Security Agreement will have no further effect, and the Secured Party shall release it and the Collateral.

     2. Collateral. In order to secure the payment when due of any and all Indebtedness, Debtor hereby pledges to the Secured Party and grants to the Secured Party a security interest in and to the following properties (collectively, the "Collateral"):

         (a) All of Debtor's inventory, both now owned and hereafter acquired, including, without limitation, all goods, merchandise, raw materials, goods in process, finished goods and other tangible personal property both now owned and hereafter acquired by Debtor and held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor's business, and all proceeds thereof, as well as all additions and accessions thereto and substitutions and replacements for any thereof;

         (b) All of Debtor's tangible personal property, both now owned and hereafter acquired, including, without limitation, all equipment, consumer goods, furniture, fixtures, machinery, operating equipment, assembly and production equipment, engineering and electrical equipment, and all proceeds of any thereof, as well as all additions and accessions thereto and substitutions and replacements for any thereof;

         (c) All of Debtor's intangible personal property, cash on hand and cash in and deposits with banks or other financial institutions, whether now owned or hereafter acquired, including, but not limited to, all accounts, chattel paper, documents, instruments and general intangibles, as those terms are defined in the Texas Business and Commerce Code, Chapter 9, as in effect on the date hereof, all contracts, shares of stock, bonds, notes, evidences of indebtedness and other securities, bills, notes and accounts receivable, interests in life insurance policies, trademarks, trade names, patents, patent rights, copyrights, claims, credits, choses in action, licenses, permits, franchises and grants;

         (d) All rights, title and interests, now owned or hereafter acquired, to all other property and assets, real, personal or mixed;

         (e) All awards in respect of any "Taking" of any thereof (as used herein, a "Taking" shall mean a taking, conveyance or sale of all or any part of the Collateral or any interest therein or right accruing thereto, as a result of, or in lieu or anticipation of, the exercise of the right of appropriation, confiscation, condemnation or eminent domain);


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         (f) All rents, income and issues arising from or in connection with, and all proceeds of, any of the foregoing; and

         (g) All other real, personal and mixed (tangible and intangible) property of every character and wherever situated, now owned and hereafter acquired by Debtor.

     3.  Payment Obligations of Debtor.

         (a) Debtor shall pay to the Secured Party any sum or sums due or which may become due pursuant to any promissory note or notes now or hereafter executed by Debtor to evidence Debtor's indebtedness to the Secured Party, including, without limitation, the Secured Convertible Promissory Note of Debtor dated as of even date herewith payable to the order of the Secured Party in the original principal amount of Two Million and no/100's Dollars ($2,000,000.00) (the "Note"), in accordance with the terms of such Note and the terms of this Security Agreement, as well as all other indebtedness now due and owing the Secured Party, and any and all indebtedness hereafter to become due and owing the Secured Party, whether evidenced by note or otherwise, and any and all renewals, rearrangements or extensions of said indebtedness.

         (b) Debtor shall account fully and faithfully to the Secured Party for proceeds from disposition of the Collateral in any manner and, following an Event of Default (as defined below) hereunder, shall pay or turn over promptly in cash, negotiable instruments, drafts, assigned accounts or chattel paper all the proceeds from each sale to be applied to Debtor's Indebtedness to the Secured Party, subject, if other than cash, to final payment or collection. Application of such proceeds to Indebtedness of Debtor shall be in the sole discretion of the Secured Party, provided such application of proceeds is made by the Secured Party in a reasonable manner.

         (c) Following an Event of Default hereunder or under the Note, Debtor shall pay to the Secured Party on demand all expenses and expenditures (including, but not limited to, reasonable fees and expenses of legal counsel) incurred or paid by the Secured Party in exercising or protecting its interests, rights and remedies under this Security Agreement, plus interest thereon at the lesser of (i) 18% per annum or (ii) the highest rate of interest then allowed by law.

         (d) Debtor shall pay immediately, without notice, the entire unpaid Indebtedness of Debtor to the Secured Party whether created or incurred pursuant to this Security Agreement or otherwise, upon Debtor's default under Section 5 of this Security Agreement.

     4.  Representations, Warranties and Agreements of Debtor.

         (a) All information supplied and statements made by Debtor in any financial, credit or accounting statement or application for credit prior to, contemporaneously with or subsequent to the execution of this Security Agreement are and shall be true, correct, complete, valid and genuine in all material respects.


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         (b) Except for the security interest granted in this Security
Agreement, no financing statement covering the Collateral or its proceeds is on file in any public office and there is no lien, security interest or encumbrance in or on the Collateral.

         (c) The location where Debtor maintains its chief executive office is 1121 East 7th Street, Austin, Texas 78701.

         (d) The Collateral shall remain in Debtor's possession or control at all times at Debtor's risk of loss and be kept at the address shown in paragraph 4(c) above, where the Secured Party may inspect it at any time, except for its temporary removal in connection with its ordinary use or unless Debtor notifies the Secured Party in writing and the Secured Party consents in writing in advance of its removal to another location.

         (e) Until an Event of Default, Debtor may use the Collateral in any lawful manner not inconsistent with this Security Agreement or with the terms or conditions of any policy of insurance thereon and except for accounts and contract rights may also sell the Collateral in the ordinary course of business. The Secured Party security interest shall attach to all proceeds of sales and other dispositions of the Collateral.

         (f) Debtor will promptly notify the Secured Party in writing of any change in the location of its chief executive office as set forth in paragraph 4(c) of this Security Agreement.

         (g) Debtor shall pay prior to delinquency all material taxes, charges, liens and assessments against the Collateral except those Debtor is contesting in good faith and for which adequate accruals have been made, and upon Debtor's failure to do so after ten days' prior written notice, the Secured Party at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Such payment shall become part of the Indebtedness secured by this Security Agreement and shall be paid to the Secured Party by Debtor immediately and without demand, with interest thereon at the rate set forth in paragraph 3(c) hereof.

         (h) Debtor will have and maintain insurance at all times with respect to all Collateral against risks of fire, theft and such other risks as the Secured Party may reasonably require, including extended coverage, and in the case of motor vehicles, including collision coverage. Such insurance policies shall also contain a standard mortgagee's endorsement providing for payment of any loss to the Secured Party. All policies of insurance shall provide for ten days' written minimum cancellation notice to the Secured Party. Debtor shall furnish the Secured Party evidence of compliance with the foregoing insurance provisions. Following an Event of Default, the Secured Party may act as attorneys for Debtor in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts drawn by insurers of the Collateral. The Secured Party may apply any proceeds of such insurance which may be received by it in payment on account of the obligations secured hereby, whether due or not.

         (i) Debtor shall, at its own expense, do, make, procure, execute and deliver all acts, things, writings and assurances as the Secured Party may at any time reasonably request to protect, assure or enforce its interests, rights and remedies created by, provided in or emanating from this Security Agreement.

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         (j) Except in the ordinary course of business, Debtor shall not sell, lend, rent, lease or otherwise dispose of the Collateral or any interest therein except as authorized in this Security Agreement or in writing by the Secured Party, and Debtor shall keep the Collateral, including the proceeds thereof, free from unpaid charges, including taxes, and from liens, encumbrances and security interests other than that of the Secured Party.

         (k) Debtor shall sign and execute alone or with the Secured Party any Financing Statement or other document or procure any document and pay all connected costs reasonably incurred, necessary to protect the security interest under this Security Agreement against the rights or interests of third persons.

         (l) Debtor shall at all times keep the proceeds of the Collateral separate and distinct from other property of Debtor and shall keep accurate and complete records of the Collateral and its proceeds.

         (m) Debtor is the owner of the Collateral free of all liens, claims and encumbrances, except as created by this Security Agreement and the security interest granted in favor of the Secured Party, EXCEPT AS OTHERWISE SET FORTH ON SCHEDULE A.

         (n) As to that portion of the Collateral which is accounts, Debtor represents, warrants and agrees with respect to each such account that:

               (i) The account arose from the performance of services by Debtor which have been fully and satisfactorily performed or from the lease or the absolute sale of goods by Debtor in which Debtor had the sole and complete ownership, and the goods have been shipped or delivered to the account debtor.

               (ii) The account is not subject to any prior or subsequent assignment, claim, lien or security interest other than that of the Secured Party.

               (iii) The account is not subject to set-off, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice, or to dispute, objection or complaint by the account debtor concerning his liability on the account, and the goods, the sale or lease of which gave rise to the account, have not been returned, rejected, lost or damaged.

               The account arose in the ordinary course of Debtor's business, and no notice of bankruptcy, insolvency or financial hardship of the account debtor has been received by Debtor.

         (o) Debtor further represents and warrants as follows:

               (i) Organization. Debtor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization. Debtor has the corporate power to own its properties and to


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          carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on its business, financial condition, results of operations or prospects;

               (ii) Authority. Debtor has all requisite corporate power and authority to execute and deliver the Note and this Security Agreement and to carry out and perform its obligations thereunder and hereunder;

               (iii) No Conflicts. The execution, delivery and performance of the Note and this Security Agreement will not result in any violation of, conflict with, or constitute a breach or default or give rise to a right of termination, cancellation or acceleration under any provision of (A) Debtor's charter or governing documents; (B) any judgment, decree or order or any agreement, contract, understanding, indenture or other instrument to which Debtor is a party or by which it or its assets may be bound; or (C) any statute, rule or governmental regulation to which Debtor may be subject; and

               (iv) Enforceability. The Note and this Security Agreement constitute the valid and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms.

     5. Events of Default. Debtor shall be in default under this Security Agreement upon the happening of any condition or event set forth below (each, an "Event of Default"):

          (a) Debtor's failure to pay any Indebtedness secured by this Security Agreement within ten business days after such Indebtedness becomes due in accordance with the terms of this Security Agreement or the Note.

          (b) Default by Debtor in punctual performance of any of the obligations, covenants, terms or provisions contained or referred to in this Security Agreement or in any note secured hereby, if such default shall continue unremedied for a period of twenty business days following written notice of default by the Secured Party to Debtor.

          (c) Any warranty, representation or statement contained in this Security Agreement or made or furnished to the Secured Party by or on behalf of Debtor in connection with this Security Agreement or to induce the Secured Party to make a loan to Debtor proves to have been false in any material respect when made or furnished.

          (d) Loss, theft, substantial damage, destruction, sale (except as authorized in this Security Agreement) or encumbrance to or of any material portion of the Collateral, or the making of any levy, seizure or attachment thereof or thereon.

          (e) Debtor's dissolution, termination of existence, insolvency or business failure; the appointment of a receiver of all or any part of the property of Debtor; an assignment for the benefit of creditors by Debtor; or the commencement of any proceeding under any


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bankruptcy or insolvency laws by or against Debtor or any guarantor, surety or endorser for Debtor which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of 60 days or more.

          (f) Any statement of the financial condition of Debtor or of any guarantor, surety or endorser of any liability of Debtor to the Secured Party submitted to the Secured Party by Debtor or any such guarantor, surety or endorser proves to be false in any material respect.

     6.   Secured Party' Rights and Remedies.

          (a) Rights Exclusive of Default.

               (i) This Security Agreement, the Secured Party's rights hereunder or the Indebtedness hereby secured may be assigned by the Secured Party (or any subsequent assignee) from time to time, and in any such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Security Agreement to the Secured Party; and in such event Debtor will assert no claims or defenses, other than a defense that it has performed its obligations under the Note and this Security Agreement, it may have against the Secured Party against the assignee, except those granted in this Security Agreement.

               (ii) The Secured Party may enter Debtor's premises at any reasonable time without interruption of Debtor's business and without any breach of the peace to inspect the Collateral and Debtor's books and records pertaining to the Collateral, and Debtor shall assist the Secured Party in making any such inspection; provided, that the Secured Party and its agents shall keep confidential all Debtor's proprietary information and confidential information and shall not use such proprietary information and confidential information except in connection with enforcing the Secured Party's rights under this Security Agreement or unless required to disclose such information pursuant to a judicial or governmental order.

               (iii) The Secured Party may execute, sign, endorse, transfer or deliver in the name of Debtor, notes, checks, drafts or other instruments for the payment of money and receipts, certificates of origin, applications for certificates of title or any other documents, necessary to evidence, perfect or upon an Event of Default realize upon the security interest and obligations created by this Security Agreement.

               (iv) At its option, the Secured Party may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for the insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse the Secured Party on demand for any payment made, or expense incurred by the Secured Party pursuant to the foregoing authorization, plus interest thereon at the rate set forth in paragraph 3(c) hereof.


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          (b) Rights in Event of Default. In addition to any other rights which the Secured Party may have at law or hereunder, upon the occurrence of an Event of Default, and at any time thereafter, the Secured Party may:

               (i) Declare all obligations secured hereby immediately due and payable and shall have the rights and remedies of a "secured party" under the Texas Business and Commerce Code, including, without limitation, the right to sell, lease or otherwise dispose of any or all of the Collateral and the right to take possession of the Collateral, and for that purpose the Secured Party may enter any premises on which the Collateral or any part thereof may be situated and remove the same therefrom, so long as the same may be accomplished without a breach of the peace. The Secured Party may require Debtor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to the parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will send Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to Debtor at least ten days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include the Secured Party's reasonable fees and expenses (including, but not limited to, reasonable fees and expenses of legal counsel), and Debtor agrees to pay such expenses, plus interest thereon at the rate set forth in paragraph 3(c) hereof. Debtor shall remain liable for any deficiency hereunder or under the Note;

               (ii) Notify the account of debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness remitted by Debtor to the Secured Party as proceeds to pay the Secured Party directly;

               (iii) Demand, sue for, collect or make any compromise or settlement with reference to the Collateral as the Secured Party, in its sole discretion, chooses; and

               (iv) Remedy any default and may waive any default without waiving or being deemed to have waived any other prior or subsequent default.

     7.   Miscellaneous.

          (a) Notices. All notices and other communications hereunder shall be in writing or by telegram or facsimile, and shall be deemed to have been duly made when delivered in person or sent by telegram or facsimile (with confirmed receipt), same day or overnight courier, or 72 hours after having been deposited in the United States first class or registered or

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certified mail return receipt requested, postage prepaid, to a party at the address set forth below (which may be changed in accordance with these notice procedures):

      If to the Secured Party:

                 TSG Financial Limited Partnership
                 2700 Via Fortuna, Suite 400
                 Austin, TX  78746
                 Attn:  Mr. Michael L. McAllister
                 Fax:  (512) 306-1528

         If to Debtor:

                 MSI Holdings, Inc.
                 1121 East 7th Street
                 Austin, Texas 78701
                 Attn:  Mr. Robert J. Gibbs
                 Fax:  (512) 473-2371

         (b) Construction. "Secured Party" and "Debtor", as used in this instrument, include the administrators, successors, representatives, receivers, trustees and assigns of such parties.

         (c) Headings. The headings appearing in this instrument have been inserted for convenience of reference only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this instrument. Terms used in this instrument which are defined in the Texas Business and Commerce Code are used with the meanings as therein defined.

         (d) Governing Law. The law governing this secured transaction shall be that of the State of Texas in force at the date of this instrument.

         (e) Further Assurances. All property acquired by Debtor after the date hereof, which by the terms hereof is required or intended to be subjected to the lien of this Security Agreement, shall, immediately upon the acquisition thereof and without further mortgage, conveyance or assignment, become subject to the lien of this Security Agreement as fully as though now owned by Debtor and specifically described herein. Nevertheless, Debtor will do all such further acts and execute, acknowledge and deliver all such further conveyances, mortgages, financing statements and assurances as the Secured Party shall reasonably require for accomplishing the purposes of this Security Agreement.

         (f) Expenses. Debtor will pay to the Secured Party all reasonable expenses and expenditures, including fees and expenses of counsel to the Secured Party, and other expenses incurred or paid by the Secured Party in connection with any default or non-payment when due and payable in collection of the Note.


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         (g) Waiver. Debtor hereby waives all rights to which Debtor may or might otherwise become entitled to with respect to the provisions of Section
34.02 and 34.03 of the Texas Business and Commerce Code, as amended, and agrees that the rights of Debtor pursuant to the provisions of Section 34.04 of the Texas Business and Commerce Code, as amended, shall be subject to, secondary, subordinate and inferior in all respects to the rights of each Secured Party pursuant to this Security Agreement.

         (h) Rights Cumulative; No Waiver. The rights and remedies of the Secured Party hereunder are cumulative, and the exercise (or waiver) of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other rights and remedies of the Secured Party. No delay on the part of the holder of this Security Agreement in the exercise of any power or right under this Security Agreement or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

         (i) Successors and Assigns. No assignment of this Security Agreement shall be made without the prior written consent of the Secured Party. Any assignee of Debtor or the Secured Party shall agree in writing prior to the effectiveness of such assignment to be bound by the provisions hereof. All of the stipulations, promises and agreements in this Security Agreement made by or on behalf of Debtor shall bind the successors and permitted assigns of Debtor, whether so expressed or not, and inure to the benefit of the successors and permitted assigns of Debtor and the Secured Party.

         (j) Severability. In the event any one or more of the provisions contained in this Security Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Security Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the undersigned parties have executed this Security
Agreement on and as of the Effective Date.

                                       DEBTOR:

                                       MSI HOLDINGS, INC.


                                       By:
                                            -----------------------------------
                                            Robert J. Gibbs
                                            Chief Executive Officer


                                       SECURED PARTY:

                                       TSG FINANCIAL LIMITED PARTNERSHIP


                                       By:
                                            -----------------------------------
                                            Michael L. McAllister
                                            Executive Vice President and
                                            Managing Director


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                        SCHEDULE A TO SECURITY AGREEMENT



Secured debt consists of:

Austin Community Development Corporation $100,000 equipment loan dated May 29, 1996, secured by equipment and accounts receivable. December 31, 1999 balance is $50,707.

Austin Community Development Corporation $100,000 working capital loan dated June 14, 1995, secured by equipment and accounts receivable. December 31, 1999 balance is $14,583.

Neighborhood Commercial Management Program $75,000 loan from City of Austin dated June 8, 1995, secured by second lien on equipment and accounts receivable. December 31, 1999 balance is $17,708.

Neighborhood Commercial Management Program $250,000 loan from City of Austin dated August 12, 1996, secured by second lien on equipment and accounts receivable. December 31, 1999 balance is $96,284.



Note:
The Collateral discussed in Section 4(m) does not include leased equipment.



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